Exhibit 99.1

Procera Networks Announces First Quarter
Fiscal 2015 Financial Results

Fremont, CA – April 27, 2015 – Procera Networks, Inc. (NASDAQ: PKT), the global Subscriber Experience company, today reported financial results for its first quarter ended on March 31, 2015.

First Quarter 2015 Financial & Business Highlights

•	Reported revenue of $20.5 million
•	The ratio of bookings to revenue was below one
•	Added thirteen new service provider customers
•	Added seven new Tier 1 service providers
•	Received expansion orders from 44 existing service provider customers
•	Shipped new PL20000 with 100 gigabyte cards
•	Announced Virtual Packetlogic and first customer win with Boingo

Revenue for the first quarter of 2015 was $20.5 million, compared with $14.5 million in the first quarter of 2014, representing a 41% increase.

GAAP net loss for the first quarter of 2015 was $3.3 million, or $0.16 per diluted share, compared with a GAAP net loss of $6.0 million, or $0.29 per diluted share, for the first quarter of 2014.

Non-GAAP net loss for the first quarter of 2015 was $0.7 million, or $0.03 per diluted share, compared with a non-GAAP net loss of $3.9 million, or $0.19 per diluted share, for the first quarter of 2014.

A description of the non-GAAP financial measures and reconciliation to comparable GAAP measures in an accompanying table is provided in the section entitled “Use of Non-GAAP Financial Information” below.

Guidance
Revenue for the fiscal year ending December 31, 2015 is expected to grow by 15% compared with the fiscal year ended December 31, 2014. This guidance is unchanged from the guidance provided on February 26, 2015.

This guidance is an estimate only and actual performance could differ. Procera’s financial results historically have been volatile, and a number of uncertainties and other factors may cause Procera’s future results, performance or achievements to be materially different from prior results.

Definitive Agreement; Tender Offer
On April 22, 2015 Procera announced that it signed a definitive agreement to be acquired by private funds managed by Francisco Partners Management, L.P., a leading global technology-focused private equity firm, in an all-cash transaction valued at approximately $240 million.  Under the terms of the definitive agreement, Francisco Partners will commence a tender offer no later than May 5, 2015 to acquire all outstanding shares of Procera’s common stock for $11.50 per share in cash.  Procera’s Board of Directors has unanimously approved the transaction. The closing of the tender offer will be subject to certain conditions, including the tender of shares of Procera common stock representing at least a majority of the total number of outstanding fully-diluted shares (assuming the exercise of all options and the vesting of all restricted stock units), the expiration of the waiting period under any applicable antitrust laws, and other customary conditions. Upon the completion of the tender offer, Francisco Partners will acquire all remaining shares through a second step merger without the need for a stockholder vote under Delaware law. The closing of the transaction is not contingent on financing. The parties currently expect the transaction to close in June 2015. Upon the completion of the proposed transaction, Procera will become a privately held company.

Conference Call
Due to the pending acquisition of Procera by Francisco Partners, Procera will not have its customary earnings conference call.

Additional Information

The tender offer described in this press release (the “Offer”) has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell any shares of common stock of Procera or any other securities. On the commencement date of the Offer, KDR Holding, Inc. and KDR Acquisition, Inc., affiliates of Francisco Partners IV, L.P. and Francisco Partners IV-A, L.P., will file a Tender Offer Statement on Schedule TO (“Schedule TO”), including an offer to purchase, a letter of transmittal and related documents, with the United States Securities and Exchange Commission (the “SEC”) and thereafter, Procera will file a Solicitation/Recommendation Statement on Schedule 14D-9 (“Schedule 14D-9”) with the SEC. Investors and security holders are urged to read both the Schedule TO and the Schedule 14D-9 regarding the Offer, as each may be amended from time to time, when they become available because they will contain important information relevant to making any decision regarding tendering shares of Procera’s common stock. These materials will be sent free of charge to all stockholders of Procera when available. In addition, all of these materials (and all other materials filed by Procera with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed by Procera with the SEC by contacting Procera’s Investor Relations department at 47448 Fremont Boulevard, Fremont, California 94538; telephone number (510) 230-2777 or diane.pope@proceranetworks.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements related to Procera Networks, Inc., including statements about the proposed acquisition of Procera by Francisco Partners, the parties’ ability to close the proposed transaction, the expected closing date of the proposed transaction, Procera's expectations for 2015 revenue, long-term growth and the market opportunity, the strength of Procera’s strategic initiatives, the estimated future value of Procera’s recently awarded business, as well as Procera’s general outlook. Statements in this press release that are not historical or current facts are forward-looking statements. All forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause Procera’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to whether the proposed transaction will close; the timing of the closing of the proposed transaction; the outcome of the regulatory reviews of the proposed transaction; the ability of the parties to complete the proposed transaction; the ability of the parties to meet other closing conditions; how many Procera stockholders tender their shares in the proposed transaction; the outcome of legal proceedings that may be instituted against Procera and/or others related to the proposed transaction; unexpected costs or unexpected liabilities that may result from the proposed transaction, whether or not consummated; the possibility that competing offers will be made; effects of disruption from the proposed transaction making it more difficult to maintain relationships with employees, customers and other business partners; the acceptance and adoption of Procera’s products; Procera’s ability to service and upgrade its products; lengthy sales cycles and lab and field trial delays by service providers; Procera’s ability to obtain any follow-on orders from major customers; Procera’s customers canceling orders or awards; Procera’s ability to achieve revenue recognition on awarded business; Procera’s dependence on a limited product line and key customers; its dependence on key employees; Procera’s ability to compete in its industry with companies that are significantly larger and have greater resources than Procera; Procera’s ability to manage costs effectively; Procera’s ability to protect its intellectual property rights in a global market; Procera’s ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in Procera’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera’s business are described in the "Risk Factors" sections of its Annual Report on Form 10-K for the year ended December 31, 2014, and other reports filed with the SEC, which are available free of charge on the SEC's website at http://www.sec.gov and on Procera’s website at http://www.proceranetworks.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements in this press release are based on information available to Procera as of the date hereof, and Procera undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures. Our management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods and believes that these non-GAAP financial measures, when taken together with the corresponding GAAP measures, provide additional insight into the underlying factors and trends affecting both Procera’s performance and its cash-generating potential.

Our non-GAAP financial measures include adjustments for stock-based compensation expenses; business development expenses; cost reduction efforts; acquisition-related intangible asset and deferred compensation amortization; impairment; and income tax effects. We have excluded the effect of stock-based compensation; the cost of outside professional services for negotiating and performing legal, accounting and tax due diligence for potential mergers and acquisitions; expenses connected with cost reduction efforts; acquisition-related intangible asset and deferred compensation amortization; impairment; and income tax effects, from our non-GAAP gross profit, operating expenses and net income measures. Stock-based compensation, which represents the estimated fair value of stock options, restricted stock and restricted stock units granted to employees, is excluded since grant activities vary significantly from quarter to quarter in both quantity and fair value. In addition, although stock-based compensation will recur in future periods, excluding this expense allows us to better compare core operating results with those of our competitors who also generally exclude stock-based compensation from their core operating results, and who may have different granting patterns and types of equity awards and who may use different option valuation assumptions than we do. Business development expenses are necessary as part of certain growth strategies, such as through mergers and acquisitions and other strategic transactions, and will occur when such transactions are pursued. We have excluded these expenses because they can vary materially from period-to-period and transaction-to-transaction and expenses associated with these business development activities are not considered a key measure of Procera's operating performance. Cost reduction efforts occur with shifts in objectives and evolving requirements of the business and can result in fluctuating expenses connected with reducing employment in certain areas. We have excluded these expenses because they can vary significantly from period-to-period and are not considered a key measure of Procera’s operating performance. Acquisition-related intangible asset and deferred compensation amortization, impairment and tax effects represent non-cash charges and benefits that result from the accounting for acquisitions. We have excluded these items because, in any period, they may not directly correlate to the underlying performance of Procera’s business and these items can vary materially from period-to-period and transaction-to-transaction. In addition, we exclude these acquisition-related costs and benefits when evaluating our current operating performance.

Our non-GAAP financial measures may not reflect the full economic impact of Procera’s activities. Further, these non-GAAP financial measures may be unique to Procera, as they may be different from non-GAAP financial measures used by other companies, including Procera’s competitors. As such, this presentation of non-GAAP financial measures may not enhance the comparability of Procera’s results to the results of other companies. Investors are cautioned not to place undue reliance on our non-GAAP financial measures. In addition, investors are cautioned that these non-GAAP financial measures are not intended to be considered in isolation and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliation.”

About Procera Networks, Inc.
Procera Networks, Inc. (NASDAQ: PKT), the global Subscriber Experience company, is revolutionizing the way operators and vendors monitor, manage and monetize their network traffic. Elevate your business value and improve customer experience with Procera’s sophisticated intelligence solutions. For more information, visit www.proceranetworks.com or follow Procera on Twitter at @ProceraNetworks.

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited
(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Sales:
Product sales	$15,172	$9,504
Support sales	5,331	5,037
Total sales	20,503	14,541
Cost of sales:
Product cost of sales	7,155	5,091
Support cost of sales	1,238	1,066
Total cost of sales	8,393	6,157

Gross profit	12,110	8,384
	59.1%	57.7%
Operating expenses:
Research and development	3,431	4,548
Sales and marketing	7,159	6,877
General and administrative	4,217	3,110
Total operating expenses	14,807	14,535

Loss from operations	(2,697)	(6,151)

Interest and other income (expense), net	(591)	28

Loss before income taxes	(3,288)	(6,123)
Income tax provision (benefit)	11	(147)
Net loss	$(3,299)	$(5,976)

Net loss per share - basic and diluted	$(0.16)	$(0.29)

Shares used in computing net loss per share:
Basic and diluted	20,674	20,329

Procera Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$23,114	$17,939
Short-term investments	84,537	84,542
Accounts receivable, net of allowance	15,397	21,447
Inventories, net	14,949	14,837
Prepaid expenses and other	4,094	4,913
Total current assets	142,091	143,678

Property and equipment, net	7,172	8,322
Intangible assets, net	2,466	2,957
Goodwill	960	960
Other non-current assets	172	154
Total assets	$152,861	$156,071

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,434	$5,207
Deferred revenue	13,577	11,821
Accrued liabilities	6,226	7,235
Total current liabilities	23,237	24,263

Non-current liabilities:
Deferred revenue	3,711	3,113
Deferred rent	520	583
Total liabilities	27,468	27,959

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	21	21
Additional paid-in capital	226,417	225,313
Accumulated other comprehensive loss	(3,714)	(3,190)
Accumulated deficit	(97,331)	(94,032)
Total stockholders' equity	125,393	128,112

Total liabilities and stockholders' equity	$152,861	$156,071

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited
(in thousands, except per share data)

	Three Months Ended
	March 2015	December 2014	March 2014
Sales:
Product sales	$15,172	$18,208	$9,504
Support sales	5,331	5,947	5,037
Total sales	20,503	24,155	14,541
Cost of sales:
Product cost of sales, GAAP	7,155	9,031	5,091
Non-GAAP adjustments:
Stock-based compensation (1)	(9)	(10)	(15)
Amortization of intangibles (2)	(182)	(202)	(262)
Cost reduction efforts (3)	-	-	(237)
Product cost of sales, non-GAAP	6,964	8,819	4,577

Support cost of sales, GAAP	1,238	1,262	1,066
Non-GAAP adjustments:
Stock-based compensation (1)	(102)	(98)	(82)
Support cost of sales, non-GAAP	1,136	1,164	984
Total cost of sales, non-GAAP	8,100	9,983	5,561
Gross profit, non-GAAP	12,403	14,172	8,980
	60.5%	58.7%	61.8%
Operating expenses:
Research and development	3,431	4,362	4,548
Non-GAAP adjustments:
Stock-based compensation (1)	(359)	(429)	(388)
Cost reduction efforts (3)	-	(58)	(206)
Deferred compensation (4)	-	-	(65)
Research and development, non-GAAP	3,072	3,875	3,889

Sales and marketing	7,159	7,406	6,877
Non-GAAP adjustments:
Stock-based compensation (1)	(297)	(276)	(408)
Amortization of intangibles (2)	(43)	(47)	(113)
Cost reduction efforts (3)	-	(91)	(74)
Sales and marketing, non-GAAP	6,819	6,992	6,282

General and administrative	4,217	3,426	3,110
Non-GAAP adjustments:
Stock-based compensation (1)	(440)	(656)	(420)
Cost reduction efforts (3)	-	-	(27)
Business development expenses (5)	(1,191)	(229)	-
General and administrative, non-GAAP	2,586	2,541	2,663
Total operating expenses, non-GAAP	12,477	13,408	12,834

Income (loss) from operations, non-GAAP	(74)	764	(3,854)

Interest and other income (expense), net	(591)	(354)	28

Income (loss) before income taxes, non-GAAP	(665)	410	(3,826)

Income tax provision (benefit)	11	34	(147)
Non-GAAP adjustment (6)	-	44	179
Income tax provision, non-GAAP	11	78	32

Net income (loss), non-GAAP	$(676)	$332	$(3,858)

Net income (loss) per share - diluted, non-GAAP	$(0.03)	$0.02	$(0.19)

Shares used in computing diluted net income (loss) per share	20,674	20,613	20,329

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	$(3,299)	$(1,720)	$(5,976)
Non-GAAP adjustments:
Stock-based compensation (1)	1,207	1,469	1,313
Amortization of intangibles (2)	225	249	375
Cost reduction efforts (3)	-	149	544
Deferred compensation (4)	-	-	65
Business development expenses (5)	1,191	229	-
Income tax adjustment (6)	-	(44)	(179)
As Adjusted	$(676)	$332	$(3,858)

Reconciliation of Diluted Net Income (Loss) Per Share:
U.S. GAAP as reported	$(0.16)	$(0.08)	$(0.29)
Non-GAAP adjustments:
Stock-based compensation (1)	0.06	0.07	0.06
Amortization of intangibles (2)	0.01	0.01	0.02
Cost reduction efforts (3)	-	0.01	0.03
Deferred compensation (4)	-	-	0.00
Business development expenses (5)	0.06	0.01	-
Income tax adjustment (6)	-	-	(0.01)
As Adjusted	$(0.03)	$0.02	$(0.19)

Shares used in computing diluted net income (loss) per share	20,674	20,613	20,329

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of ASC Topic 718.
(2)	Amortization expense associated with intangible assets acquired in the Vineyard Networks acquisition.
(3)	Severance and other employee-related costs in connection with the Company’s cost-reduction efforts.
(4)	Amortization of amounts paid under retention agreements with Vineyard's three founders.
These amounts were paid during the first quarter of fiscal year 2014, after one year of continuous employment with the Company.
(5)
Includes the cost of outside professional services for negotiating and performing legal, accounting and tax due diligence for potential mergers, acquisitions and other significant partnership arrangements.

(6)	Income tax benefit associated with the following Vineyard acquisition related items:
-	reversal of Vineyard’s pre-existing income tax valuation allowance upon acquisition;
-	amortization of acquired intangible assets; and
-	Canadian valuation allowance and book to tax differences on deferred revenue.

Investor Relations Contact
Michael Bishop
Blueshirt Group (for Procera Networks)
mike@blueshirtgroup.com
1-415-217-4968

Media Contact
Bob Eastwood
Engage PR (for Procera Networks)
beastwood@engagepr.com
1-510-748-8200 x215